UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2007

SCIVANTA MEDICAL CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 282-1620

Medi-Hut Co., Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2007, Medi-Hut Co., Inc., a Nevada corporation, formally changed its name to “Scivanta Medical Corporation” (the “Company”). The Company effected the name change by completing a short form merger with one of its wholly-owned subsidiaries (the “Merger”). As part of the Merger, the Company’s Articles of Incorporation was amended to change the Company’s name from “Medi-Hut Co., Inc.” to “Scivanta Medical Corporation.” The text of the amendment to the Company’s Articles of Incorporation was included in the Articles of Merger filed by the Company to effect the Merger, and is attached hereto as Exhibit 3.2.

On January 10, 2006, the Company issued a press release announcing the change of its name to “Scivanta Medical Corporation.” A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

3.2
Amendment to Articles of Incorporation of the Company, as set forth in the Articles of Merger between the Company and its wholly-owned subsidiary, Scivanta Medical Corporation, which was filed with the Office of the Secretary of State of the State of Nevada on January 4, 2007.

99.1	Press Release re: Medi-Hut Co., Inc. Changes Name to Scivanta Medical Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIVANTA MEDICAL CORPORATION
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
Chairman of the Board, President and Chief Executive Officer

Date: January 10, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.2
Amendment to Articles of Incorporation of the Company, as set forth in the Articles of Merger between the Company and its wholly-owned subsidiary, Scivanta Medical Corporation, which was filed with the Office of the Secretary of State of the State of Nevada on January 4, 2007.

99.1	Press Release re: Medi-Hut Co., Inc. Changes Name to Scivanta Medical Corporation.